Exhibit 8.1

LIST OF MAJOR SUBSIDIARIES

NAME OF ENTITY AND BUSINESS NAME (IF DIFFERENT)	JURISDICTION OF INCORPORATION
China Mobile Group Guangdong Co., Ltd.	China

China Mobile Group Zhejiang Co., Ltd.	China

Jiangsu Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Jiangsu Co., Ltd.	China

Fujian Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Fujian Co., Ltd.	China

Henan Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Henan Co., Ltd.	China

Hainan Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Hainan Co., Ltd.	China

Beijing Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Beijing Co., Ltd.	China

Shanghai Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Shanghai Co., Ltd.	China

Tianjin Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Tianjin Co., Ltd.	China

Hebei Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Hebei Co., Ltd.	China

Liaoning Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Liaoning Co., Ltd.	China

Shandong Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Shandong Co., Ltd.	China

Guangxi Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Guangxi Co., Ltd.	China

Aspire Holdings Limited	Cayman Islands

Aspire (BVI) Limited	British Virgin Islands

Anhui Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Anhui Co., Ltd.	China

Jiangxi Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Jiangxi Co., Ltd.	China

Chongqing Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Chongqing Co., Ltd.	China

Sichuan Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Sichuan Co., Ltd.	China

NAME OF ENTITY AND BUSINESS NAME (IF DIFFERENT)	JURISDICTION OF INCORPORATION
Hubei Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Hubei Co., Ltd.	China

Hunan Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Hunan Co., Ltd.	China

Shaanxi Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Shaanxi Co., Ltd.	China

Shanxi Mobile Communication (BVI) Limited	British Virgin Islands

China Mobile Group Shanxi Co., Ltd.	China

Neimenggu Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Neimenggu Co., Ltd.	China

Jilin Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Jilin Co., Ltd.	China

Heilongjiang Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Heilongjiang Co., Ltd.	China

Guizhou Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Guizhou Co., Ltd.	China

Yunnan Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Yunnan Co., Ltd.	China

Xizang Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Xizang Co., Ltd.	China

Gansu Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Gansu Co., Ltd.	China

Qinghai Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Qinghai Co., Ltd.	China

Ningxia Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Ningxia Co., Ltd.	China

Xinjiang Mobile (BVI) Limited	British Virgin Islands

China Mobile Group Xinjiang Co., Ltd.	China

Beijing P&T Consulting & Design Institute (BVI) Limited	British Virgin Islands

China Mobile Group Design Institute Co., Ltd.	China

China Mobile Communication (BVI) Limited	British Virgin Islands

China Mobile Communication Company Limited	China

China Mobile (Shenzhen) Limited	China

Fit Best Limited	British Virgin Islands

China Mobile Peoples Telephone Company Limited	Hong Kong

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